EXHIBIT 5


                                                              April 3, 1998



SECURITIES AND EXCHANGE COMMISSION
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549

Re: EA Industries, Inc. - Registration Statement on Form S-3 - No. 333-44883
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Gentlemen:

     This firm is counsel to EA Industries, Inc. (the "Company"). In such capacity, we have assisted in the preparation of the Company's Registration Statement on Form S-3, Registration No. 333-44883 ("Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering 1,737,322 shares of the Company's Common Stock ("Shares") to be sold by certain securityholders named in the Registration Statement (the "Selling Securityholders"). Of the 1,737,322 Shares, (i) 188,065 Shares ("Additional Debenture Shares") are those additional shares of Company Common Stock into which certain amended 9% Convertible Subordinated Debentures dated May 3, 1996 ("Amended 9% Convertible Debentures") are convertible as a result of certain amendments thereto, (ii) 1,069,257 Shares ("SAI Shares") have been issued and are being held in escrow pursuant to that certain Agreement of Purchase and Sale dated December 23, 1997 by and among Service Assembly, Inc., the Company and the shareholders of Service Assembly, Inc. (the "SAI Purchase Agreement") and that certain Escrow Agent dated March 17, 1998 between the Company, Don DeSantis and this firm (the "SAI Escrow Agreement") in connection with the purchase of Service Assembly, Inc. by the Company and (iii) 480,000 Shares ("Note Shares") are those shares of Company Common Stock into which certain 10% Series B Convertible Notes dated July 30, 1997 (the "10% Series B Convertible Notes") are convertible.

     In connection with this opinion, we have made such inquiry of the Company and examined and considered the original or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation, as amended ("Certificate of Incorporation"), its By-laws, as amended, resolutions of its Board of Directors, the Amended 9% Convertible Debentures, 10% Series B Convertible Notes, the SAI Purchase Agreement and SAI Escrow Agreement, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares, as we deemed necessary or appropriate for purposes of rendering this opinion.

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SECURITIES AND EXCHANGE COMMISSION
April 3, 1998
Page 2 of 3


     Based upon the foregoing, it is our opinion that:

          1. The Additional Debenture Shares, when issued upon conversion of the Amended 9% Convertible Debentures in accordance with the terms of, and for the consideration set forth in, the Amended Convertible Debentures, will be validly issued, fully paid and non-assessable.

          2. The SAI Shares, when released from escrow to certain of the Selling Securityholders in accordance with the terms of the SAI Escrow Agreement and the SAI Purchase Agreement, will be validly issued, fully paid and non-assessable.

          3. The Note Shares, when issued upon conversion of the 10% Series B Convertible Notes in accordance with the terms of, and for the consideration set forth in, the 10% Series B Convertible Notes, will be validly issued, fully paid and non-assessable.

     We hereby expressly consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters," to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency. Richard P. Jaffe, a partner of this firm, is the Secretary of the Company. This firm is also acting as the Escrow Agent under the SAI Escrow Agreement.

                                                              Very truly yours,



                                      /s/ Mesirov Gelman Jaffe Cramer & Jamieson
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JJD/sah